Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 21, 2012, relating to the financial statement of the iShares Ultrashort Duration Bond Fund, a series of iShares U.S. ETF Trust, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Miscellaneous Information” in such Registration Statement.

/s/    PricewaterhouseCoopers LLC

PricewaterhouseCoopers LLP

San Francisco, California

August 21, 2012